Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-6508, 33-49548, 33-57530, 33-61084, 33-72820 and 33-78540) and
Form S-8 (No. 33-67144) of Geotek Communications, Inc. (formerly Geotek Industries, Inc.) of our report dated September 5, 1994, on our audit of the financial statements of DBF Bundelfunk GmbH & Co. Betriebs-KG as of December 31, 1993, and for the year ended December 31, 1993, which report appears in the Current Report on Form, 8-K/A.


Dusseldorf, May 19, 1995

DUSSELDORFER TREUHAND-GESELLSCHAFT
ALTENBURG & TEWES AG
WIRTSCHAFTSPRUFUNGSGESELL SCHAFT                         [SEAL]
STEUERBERATUNGSGESELLSCHAFT


 /S/  SPIELBERG                                       /S/ GOBELS
      Spielberg                                           Gobels
Wirtschaftsprufer                                   Wirtschaftsprufer

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